Exhibit 10.2

COMMERCIAL SUPPLY AGREEMENT

THIS COMMERCIAL SUPPLY AGREEMENT (the “Agreement”) is entered into this 28th day of March, 2011 (the “Effective Date”) by and between Roche Colorado Corporation, a Delaware corporation, with principal offices at 2075 North 55th Street, Boulder, CO 80301-2880 (“RCC”), Ironwood Pharmaceuticals, Inc., with principal offices at 301 Binney Street, Cambridge, MA 02142, and Forest Laboratories, Inc., with principal offices at 909 Third Avenue, New York, NY 10022.  Ironwood Pharmaceuticals, Inc. and Forest Laboratories, Inc. are collectively referred to as “Customer”; provided, however, that throughout this Agreement [**] is required, it is sufficient for [**].

1.     DEFINITIONS.  The following terms shall have the meanings ascribed to them below:

1.1          “Applicable Laws” means all applicable federal, state, local and other laws, statutes, rules, regulations, ordinances, or orders of any kind whatsoever of any governmental authority in the Territory (including any amendments thereto), applicable to the import, export, manufacture and distribution of Product, including, without limitation, the applicable regulations and guidance of the applicable Regulatory Authorities and all applicable cGMPs.

1.2          “cGMP” means “current Good Manufacturing Practices” as defined and in effect from time to time in regulations and guidelines promulgated by the FDA under the FDCA, all regulations promulgated thereunder governing the manufacture and testing of Product in the U.S., and any other laws, regulations, and guidelines applicable to the manufacture and testing of Product in the Territory, but only where RCC has authorized reference of its Drug Master File for Product.

1.3          “Contaminant” is any objectionable material that adversely affects the strength, purity, or safety of the Product.

1.4          “Drug Approval Application” means an application for Regulatory Approval required before commercial sale or use of a product as a drug in the Territory.

1.5          “Drug Master File” means the drug master file for Product in the U.S. (as such term is defined in 21 C.F.R. Part 314.420) or an equivalent filing in the Territory.

1.6          “FDA” means the United States Food and Drug Administration or any successor entity.

1.7          “FDCA” means the United States Federal Food, Drug, and Cosmetics Act, as amended from time to time, and all regulations promulgated thereunder.

1.8          “Filed Process Description” means the RCC process descriptions for the Product filed with the FDA and other Regulatory Authorities in the Territory.

1.9          “Governmental Agency” means any multinational, federal, state or local government agency or authority in the Territory that has jurisdiction over the manufacture, testing, distribution, sale or use of Product where RCC has authorized reference to its Drug Master File for Product.

1.10        “Packaging” refers to the requirements for Product packaging set forth on Exhibit B attached.

1.11        “Project Liaison” means the person selected by each party from time to time to be its designated primary point of contact for all material communications pursuant to this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.12        “Regulatory Approval” means any approval, license, registration or authorization from a Governmental Agency necessary for the manufacture, use, storage, import, transport or sale of the Product in the Territory.

1.13        “Regulatory Authority” means the FDA or other governmental entity in the Territory responsible for Regulatory Approval.

1.14        “Specifications” are the final Product release specifications as defined in Exhibit A, as amended by the Parties in accordance with this Agreement.

1.15        “Territory” means [**].

2.     SUPPLY OF PRODUCT.

2.1          Supply Obligation.  During the Term, RCC shall manufacture and supply to Customer the product specified on Exhibit A (the “Product”) in accordance with the terms of this Agreement.  The Product will be manufactured according to the Specifications.   No obligation of [**] under this Agreement [**].  The Product is being manufactured and supported for regulatory filings for marketing and sales in the Territory.  RCC shall not be responsible for any delay in the performance of, or an inability to perform, any of its obligations contained in this Agreement to the extent resulting from any failure or delay by Customer in the performance of the obligations of Customer contained in this Agreement.

2.2          Changes in Specifications and Process.  Customer may request that RCC implement changes to the Specifications or Filed Process Description by providing RCC with a description of the proposed change sufficient to permit RCC to evaluate its feasibility and cost.  In connection with any proposed change to Specifications or Filed Process Description, RCC will prepare a report of the manufacturing process, regulatory impact and expense impact of implementing the proposed change, including identifying any additional equipment, materials, labor or other expenses.  The parties must both approve changes to Specifications and Filed Process Description, which shall include approval of the additional expenses associated with implementing the change. RCC will proceed with initiating changes when the parties have agreed upon the changes to the Specifications or Filed Process Description, delivery schedule and Product pricing and Customer has [**].  Each party will promptly notify the other party in writing of any change to the Specifications or the Filed Process Description required by a Regulatory Authority in order to obtain or maintain Regulatory Approval or that otherwise renders the Product unsaleable, and the parties will assess the requirement and the scope of the change, the timeline for implementation and the cost of implementing the proposed change.  RCC will implement any [**] change [**] by a Regulatory Authority in the U.S. [**] after mutual agreement of the parties on [**], such agreement not to be unreasonably withheld by either party.  Customer shall [**], but [**]. RCC shall be relieved of its obligation to manufacture Product to the extent Customer is relieved of its obligation to purchase Product.

2.3          Quality Agreement.  On or before the Effective Date, the Quality Agreement will be executed between the parties.  If there are contradictions between the provisions of the Quality Agreement and this Agreement then the provisions of this Agreement will take precedence unless otherwise agreed by both parties in writing.

3.     PRICING; MINIMUM PURCHASE; PAYMENT

3.1           Initial Order Pricing.  Customer will order and accept delivery of (in accordance with the terms of this Agreement) [**] of Product [**] (the “Initial Commitment”) during the [**] period after the initial order date for Product (the “Initial Order Date”) at a fixed price of [**]. The Initial Order Date shall be [**], and Customer [**] an order for the Initial Commitment.  In addition, Customer will pay RCC [**] to file and maintain the Drug Master File in Canada, which payment shall be due within [**] days of Customer’s written request to make such filing.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

For the avoidance of doubt, wherever in this Agreement it refers to a [**] period or [**] period (without reference to a commencement date for such period), such periods each shall commence on [**] of the applicable year, and are not measured on a rolling basis month to month.

3.2          Minimum Purchase Requirement.  Subject to Section 6.2, during the [**] from the Initial Order Date, Customer will be obligated to order and accept delivery of a minimum quantity of [**] of Product at a price of [**].  For the sake of clarity, the preceding sentence is merely a restatement of the Initial Commitment described in Section 3.1, and not an additional commitment.  In addition, after the initial [**] commitment period, Customer shall agree to purchase from RCC, for commercial purposes in the Territory, at least [**] of Product [**] (the “Purchase Minimum”).  In the event the Customer’s orders for Product for commercial purposes in the Territory after the first [**] from the Initial Order Date under this Agreement are [**], then Customer will [**].

3.3          Minimum Order Requirement.  Individual orders for Product will be ordered in a minimum order size of [**].

3.4          Pricing Following the Initial Order.  Following the end of the [**] period from the Initial Order Date, Customer may purchase Product at a price per gram based on the cumulative volume of Product ordered and accepted by Customer during any given [**] period, and the price of Product shall not exceed the following amounts set forth in Section 3.4.1:

3.4.1       Pricing.  Customer’s aggregate orders shall not exceed [**] during any [**] period.  Customer will pay the following prices for all Product ordered during a [**] period:

[**] Purchase Order Amount ([**]) Purchase Order Minimum [**]	Price (g)
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

The price for Product shall be determined on the basis of the rolling forecast described in Section 4 below.  To the extent that the non-binding portion of the forecast changes in a manner that would impact the price for Product for the applicable [**] period, such price shall be adjusted accordingly.  Any adjustment shall be in the form of a price adjustment on applicable orders.

3.4.2       Calculation of Forecasted and Purchased Volumes.   For the purposes of determining whether any threshold has been met for forecasted or purchased Product under Sections 3.4, 3.10, 8.4.5 and 16, orders submitted pursuant to this Agreement shall be aggregated with any orders of Customer or Ironwood Pharmaceuticals, Inc. for Product submitted under other agreements between RCC and Customer or Ironwood Pharmaceuticals, Inc.

3.5           Price Increases.  The price offering set forth above is fixed for [**] from the Effective Date of this Agreement.  After the initial [**] term the pricing may be increased [**], provided that any [**] price increase will not exceed [**].

3.6          Taxes.  All fees are [**] of federal, state and local excise, sales, use, VAT, and similar transfer taxes (but not taxes arising from RCC income), and any duties, and [**] shall be responsible for all such items.

3.7          Payment.  RCC shall invoice Customer concurrently with release of the Product and all required documentation.  Customer agrees to pay all invoices in U.S. Dollars within [**] days of the date of receipt of the invoice.

3.8          Late Payment.  Customer agrees to pay [**] interest on all undisputed late payments.  Furthermore, if Customer fails to make payment on an undisputed invoice more than [**] days after its receipt of written notice from RCC identifying the late payment, [**]. Customer agrees to provide all necessary financial

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

information required by RCC from time to time in order for RCC to make a proper assessment of the creditworthiness of Customer to the extent the financial statements contained in publicly filed reports of Customer are not sufficient for such purpose.

3.9          Letter of Credit.  Upon RCC’s request, in the event that Customer experiences a material adverse change in their financial condition, Customer agrees to obtain and maintain a stand-by letter of credit or escrow account on behalf of RCC to minimize the financial risk to RCC for its supply of Product under this Agreement. The stand-by letter of credit or escrow account shall be for a minimum period of time of [**]months and shall be for a total amount that is equal to [**].

3.10        Cost Savings.  Beginning in the first [**] period following the Initial Commitment period, during each [**] period that Customer is maintaining the Level 1 Volume Commitment (as defined below), the parties will conduct a mutually acceptable cost savings program for the Product for such [**] period, pursuant to which the parties will meet [**], in the event one party requests such meeting, to discuss and evaluate suggestions either party may have for reducing Product pricing (including through reductions in raw material costs or process improvements designed to reduce Product cost of goods (COGs)).  RCC shall [**].  In addition, [**] shall [**].  In the event a party identifies an opportunity for significant cost savings, the parties will [**] for implementing such cost savings and [**] of the cost savings between the parties after reimbursement of agreed upon implementation expenses, provided that such changes are to be effected only by written amendment to this Agreement and (to the extent applicable) the Quality Agreement.  Any expenses associated with implementing manufacturing process improvements necessary to achieve cost savings shall be [**].  “Level 1 Volume Commitment” means Customer’s orders and forecasts for purchase of Product for each time period set forth below shall be no less than the volume target set forth opposite such time period:

Time Period	Target Volume Forecasted as of the Commencement Date of the Period
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

4.        FORECAST.  On a quarterly basis Customer shall supply RCC’s Project Liaison with an [**] month rolling forecast of its requirements for Product, which shall be in a form reasonably acceptable to the parties.  The first [**] months of such forecast shall be treated as a firm order by RCC and Customer (the “Firm Commitment”).  In addition the forecast delivered the following quarter cannot vary by more than [**]% (+/-) with respect to months [**] through [**] of such forecast delivered in the prior quarter.

5.     PURCHASE ORDERS; PURCHASE ORDER ACCEPTANCE.   Customer may use its standard purchase order form for any notice provided for hereunder; provided that all purchase orders must reference this Agreement, the applicable Specifications and other details sufficient to direct RCC to perform its supply obligations, including a delivery date and a “ship to” address.   The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any such purchase order, acknowledgment form, invoice or other instrument.  RCC is authorized to procure materials and manufacture Product to meet the delivery schedule specified on the firm orders.

Purchase orders shall be deemed accepted by RCC, provided however that RCC may reject any purchase order: (a) if the fees reflected in the purchase order are inconsistent with the parties’ agreement with respect to the fees; or (b) if the purchase order is less than the Firm Commitment or as to that portion of the purchase order that exceeds the Firm Commitment for the same period, provided that RCC may not reject a purchase order for the Initial Commitment or the minimum purchase obligation under Section 3.2.  RCC shall notify Customer in writing of rejection of any purchase order within [**] days of receipt of such purchase order.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

The earliest delivery that may be specified on any purchase order is [**] and such delivery will be limited to the first [**] delivery of the Initial Commitment specified in section 3.2.  The earliest delivery for the remainder of the Initial Commitment will be [**].

6.     SHIPMENTS; ACCEPTANCE.

6.1          Shipment.  Subject to Section 6.2, RCC shall deliver Product on or about the date specified in the relevant purchase order, provided that, except for orders for Product placed by Customer pursuant to Section 3.1, delivery dates for Product shall not be less than [**] months after the date of the firm purchase order for such Product.  The delivery date for orders placed pursuant to Section 3.1 shall be at least [**] months after the date of the order.  The Product delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order.  Shipments will be made[**] (Incoterms 2000) [**].  Title to Product will pass to Customer [**]. All freight, insurance and other shipping expenses, as well as any special packing expenses [**], will be paid by [**].

6.2          Acceptance.  Customer shall take delivery of all Product that is the subject of a firm order (and that meets Specifications and Product Warranties), and Customer may not delay or cancel any deliveries scheduled for firm orders.  Shipper’s proof of delivery shall constitute conclusive evidence of delivery to Customer.  Within [**] days following Customer’s receipt of the Product, Customer shall provide RCC with written notice of its acceptance or rejection of the Product.  Subject to Section 9.2.5 below, if Customer fails to provide RCC with written notice within such [**] day period, the Product will be deemed to be accepted by Customer.  In order to be effective any rejection notice issued must (a) state the condition of the Product that does not conform to the Specifications or the Product Warranty, and (b) identify the lot and date of delivery.  Customer shall hold any allegedly non-conforming Product for inspection by RCC, or, at RCC’s request and expense, shall return the Product or part thereof to RCC.

The basis for rejection by Customer shall be conclusive unless RCC notifies Customer via email or otherwise in writing within [**] days of receipt by RCC of the rejection notice that it disagrees with the basis for rejection.  In the event RCC and Customer are unable to agree as to whether the Product has been appropriately rejected, representative samples of the batch of Product in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall ultimately be paid by the party that is determined to have been incorrect in its determination of whether the Product should be rejected.  If any Product is rejected by Customer for failure to meet Specifications or the Product Warranty, Customer’s duty to pay all amounts in respect of the rejected Product shall be suspended until such time as it is determined by an independent laboratory or consultant that the Product in question should not have been rejected by Customer.  In the event that any Product is appropriately rejected for failure to meet Specifications or the Product Warranty, RCC shall replace such Product with conforming Product [**].   The acceptance procedure described above shall be repeated for any replacement Product, and RCC shall [**] for all costs associated with replacing the non-conforming Product, including, but not limited to, the cost of the materials and other supplies necessary to replace the Product with conforming Product.  In the event that it is determined that a Product has been incorrectly rejected by Customer, Customer will pay RCC for [**] related to the alleged Product non-conformance, as well as for [**].

Customer and RCC may mutually agree to waive the above dispute resolution process, and elect to devise an appropriate means for analyzing and resolving the dispute on rejection.  In such instance, it shall be an objective that the expense of such process shall be borne [**] by the parties.

7.     LICENSES; APPROVALS; INSPECTION; RECORDS

7.1          Licenses and Permits.  RCC shall be responsible for obtaining and maintaining any establishment licenses or permits required by the FDA or other Regulatory Authorities or by Applicable Laws that pertain to the manufacturing, handling and storage of the Product at RCC’s facility.  RCC hereby grants to Customer the right to reference such establishment files for the purpose of obtaining and maintaining any Regulatory Approvals on the Product in the Territory.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

7.2          Regulatory Approvals.  RCC agrees to use [**] to assist Customer in obtaining Regulatory Approval from all applicable Regulatory Authorities in the Territory with respect to the Product, including, but not limited to,  FDA approval of any Drug Approval Application.  RCC specifically agrees to cooperate with any inspection by Regulatory Authorities in the Territory, including but not limited to any pre-approval inspection in connection with any Drug Approval Application.  RCC shall, on a timely basis, provide Customer with documentation, data, and such other information relating to Product that is reasonably necessary to be provided from a contract manufacturer for Customer’s efforts to obtain, maintain, and support Regulatory Approvals relating to Product.  RCC agrees to establish, submit to the FDA and maintain a Drug Master File for the Product in the U.S. in accordance with the requirements of the FDA, in time for Customer to properly reference such Drug Master File in its U.S. Drug Approval Application, but in no event later than [**].  RCC also agrees to establish and maintain a Drug Master File in Canada in accordance with the requirements of applicable Regulatory Authorities in Canada on a reasonable time-line, as agreed upon by the parties, based on the anticipated filing date of the Drug Approval Application for Product in Canada (but in no event later than [**] months following Customer’s written request to establish such Drug Master File).  RCC shall establish and maintain a Drug Master File for the Product as required by other foreign Regulatory Authorities only upon mutual agreement of the parties.  RCC agrees to provide Customer with letters of authorization to reference the U.S. Drug Master File, and any other Drug Master Files maintained under the preceding sentence.  RCC shall update the U.S. Drug Master File and any other Drug Master File maintained under this Section in a timely manner to support any Drug Approval Application.  All information regarding all aspects of manufacture of Product necessary for Customer’s regulatory filings in the Territory shall be maintained by RCC in a Drug Master File.  Notwithstanding the above, during the course of a Regulatory Authority’s review of any Drug Approval Application, (a) RCC shall not make any changes, updates or additions to the applicable Drug Master File without the prior written notification of Customer, and (b) RCC shall inform Customer of any comments (including indication of deficiencies) to the Drug Master File from any such Regulatory Authority received during a Regulatory Authority’s review of the Drug Approval Application,  provided RCC has no obligation to reveal the contents of the Drug Master File to Customer.

7.3          Facilities Inspection and Changes.  RCC shall permit Regulatory Authorities in the Territory access to those areas of the manufacturing facilities where Product is manufactured, stored or handled, and to manufacturing records of Product manufactured by RCC so that such Regulatory Authorities may perform an inspection and audit of its facilities and activities during reasonable business hours and after reasonable notice.  The parties’ rights and obligations with respect to any such inspection are further described in the Quality Agreement.  Customer’s obligations to purchase forecasted quantities of Product (other than any Firm Commitment) and to meet the Purchase Minimum shall be [**] to the extent that the Product is rendered unsaleable in the U.S. as a result of the action of a Regulatory Authority.   In addition, Customer shall be entitled [**] for any Product that is rendered not commercially saleable due to any deficiency identified by a Regulatory Authority that is not resolved by RCC (in a manner that results in such Product being commercially saleable) within [**]. RCC shall be relieved of its obligation to manufacture Product to the extent Customer is relieved of its obligation to purchase Product.

7.4          Permits.  RCC shall maintain during the term of this Agreement all U.S. government permits, including without limitation, health, safety and environmental permits, necessary for the conduct of the activities and procedures that RCC undertakes pursuant to this Agreement.

7.5          Safety Issues.  RCC and Customer shall promptly advise the other of any new safety or toxicity information or problem of which such party becomes aware regarding the Product in accordance with the Quality Agreement.

7.6          Revisions.  The obligations of RCC and Customer set forth in this section and in the Quality Agreement are intended to comply with the Applicable Laws.  To the extent provisions of this section or the Quality Agreement do not adequately reflect the requirements of any such Applicable Laws, such provisions shall be revised to the extent reasonably necessary to make such provisions legal and valid in accordance with such Applicable Laws.

7.7          Records.  RCC shall maintain true and accurate books, records, test and laboratory data, reports and all other information relating to manufacturing of the Product under this Agreement. Such information shall be

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

maintained in accordance with RCC’s standard operating procedures for a period of at least [**] years after the term of this Agreement, or longer if required under Applicable Laws.

7.8          Recalls. Only Customer may initiate a recall action, and such recall shall be treated as set forth in the Quality Agreement.  The costs of any recall shall be borne by [**], unless the recall is attributable to (a) [**]; or (b) a grossly negligent or intentionally wrongful act or omission of [**] or any of its agents or employees, in which event [**] shall be responsible for such costs.

8.     INTELLECTUAL PROPERTY; LICENSES.

8.1          Materials.  The parties agree that all documentation, information and data, as well as all biological, chemical or other materials furnished to RCC by, or on behalf of Customer, in connection with this Agreement and/or the supply of the Product (including without limitation, all samples and Customer Confidential Information) (collectively, the “Customer Materials”) are, and shall remain the exclusive property of Customer.  RCC will use Customer Materials only as necessary to supply the Product under this Agreement.  RCC agrees to keep and maintain in its custody and subject to its control any Customer Materials that it receives during the term of this Agreement, and further agrees to return or surrender to Customer any Customer Materials upon termination of this Agreement or otherwise upon request by Customer.  RCC shall bear the risk of loss of Customer Materials, while such Customer Materials are in the custody of RCC.  RCC shall promptly reimburse Customer for any loss, destruction or waste of any such Customer Materials which results from the negligence or willful misconduct of RCC or RCC Personnel, as defined in Section 9.2.1.  [**].

8.2          Work Product.  All reports, data, information, and documentation generated by RCC while conducting the supply of the Product, which shall include, project reports, final reports and records (collectively, “Work Product”), shall be owned by RCC, except for Customer Materials and  Product.  Subject to full payment of all undisputed invoices related to the Work Product, RCC hereby grants to Customer a license to use the Work Product for the sole purposes of (a) receiving the supply of the Product under this Agreement, and (b) further manufacturing and selling the final formulated product utilizing the Product.  If requested by Customer, RCC shall provide Customer with documentation, data, and such other information relating to the Product that is reasonably necessary to be provided from a contract manufacturer for Customer’s efforts to obtain, maintain, and support Regulatory Approvals relating to Product in the Territory, and Customer shall have the right to use and disclose such information to Regulatory Authorities (including any RCC Confidential Information and Work Product) soley for the foregoing purpose, solely in connection with RCC’s manufacture of Product in accordance with the Filed Process Description.

8.3          Customer License.  As a condition to RCC’s obligations under this Agreement, Customer grants RCC a non-exclusive license to the Customer Materials, Product Inventions, Project Inventions and all other patent rights or know-how of Customer reasonably necessary to supply the Product, solely for the purpose of manufacturing the Product for Customer and fulfilling RCC’s other obligations under this Agreement.

8.4          Inventions.   The parties agree to the following with respect to inventions, modifications and improvements made during the course of, and in relation to, the work done under this Agreement (“Project Inventions”).  Each party shall notify the other party promptly of any Project Invention which is assignable to the other party.

8.4.1        As between the parties, Customer shall own [**].

8.4.2        As between the parties, Customer shall own [**].

8.4.3        As between the parties, RCC shall own [**].

8.4.4        With respect to any Project Inventions that are not Product Inventions, Improvement Inventions or Manufacturing Inventions, (a) Customer shall own [**] (b) RCC shall own [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.4.5        So long as Customer [**]; provided, however, that (subject to the following provisions of this Section 8.4.5) this [**].  Notwithstanding the foregoing statement in this section, and so long as [**] the foregoing [**].  Customer shall notify RCC in writing if [**] means Customer’s orders and forecasts for purchase of Product for each time period set forth below shall be no less than the volume target set forth opposite such time period; provided, however, that [**]:

Time Period	Target Volume Forecasted as of the Commencement Date of the Period
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

For the avoidance of doubt, [**].

8.4.6        Each party agrees that it [**].

8.5          Prosecution and Enforcement.

8.5.1        Customer shall be responsible, [**] for the filing, prosecution, maintenance, enforcement and defense of patent applications, patents and other intellectual property rights claiming or covering Product Inventions, Improvement Inventions and other Project Inventions owned solely by Customer.  RCC shall be responsible, at [**], for the filing, prosecution, maintenance, enforcement and defense of patent applications, patents and other intellectual property rights claiming or covering Manufacturing Inventions and other Project Inventions owned solely by RCC.  The parties will mutually agree, on a case-by-case basis, which party will have responsibility for filing, prosecuting, maintaining, defending and enforcing any patent applications, patents and other intellectual property rights claiming or covering Project Inventions owned jointly by the parties, and the parties agree [**] the reasonable expenses associated therewith, provided that either party may [**] such expenses upon written notice to the other party in which case, the party [**] patent-related expenses shall assign its rights in the jointly owned Project Invention to the other party.  RCC shall, if requested by Customer [**], provide [**] assistance in the enforcement of any intellectual property rights covering Manufacturing Inventions, against third parties (including, without limitation, by agreeing to act as a party to enforcement litigation).

8.5.2        A party that controls the filing, prosecution, maintenance, enforcement and defense of patent applications, patents or other intellectual property rights owned jointly by the parties shall consider in good faith the requests and suggestions of the other party with respect to strategies for filing, prosecuting, maintaining, defending and enforcing such patent applications, patents or other intellectual property rights.

8.5.3        Each party agrees to cooperate fully in the preparation, filing and prosecution of any patent applications and patents claiming or covering Project Inventions owned jointly by the parties.  In addition, each party agrees to: (a) execute all papers and instruments, or require its employees or agents, to execute such papers and instruments, so as to effectuate the assignment, ownership and inventorship of Project Inventions to effect the provisions of Section 8.4 and 8.5, and to enable the other party to apply for and to prosecute patent applications in any country; and (b) promptly inform the other party of any matters coming to such party’s attention that may affect the preparation, filing, or prosecution by the other party of any patent applications on Project Inventions.

9.     REPRESENTATIONS OF THE PARTIES.

9.1          Mutual Representations.  Each party represents to the other party and agrees to promptly notify the other party immediately upon any future breach of these representations:

9.1.1        Organization of Party.  It is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9.1.2        Enforceability of this Agreement.  The execution and delivery of this Agreement has been authorized by all requisite corporate action.  This Agreement is and will remain a valid and binding obligation of the party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

9.1.3        Absence of Other Contractual Restrictions.  It is under no contractual or other obligation or restriction that is inconsistent with its execution or performance of this Agreement.  It will not enter into any agreement, either written or oral, that would conflict with its responsibilities or obligations under this Agreement.

9.2          RCC Representations.  RCC makes the following representations to Customer and agrees to promptly notify Customer upon any future breach of these representations:

9.2.1        Qualifications of RCC Personnel.  RCC has, and will engage, employees,  subcontractors and/or consultants (“RCC Personnel”) with the proper skill, training and experience to provide the services under this Agreement.  RCC will be solely responsible for paying RCC Personnel and providing any employee benefits that they are owed.  Before providing services under this Agreement, all RCC Personnel who will be providing services must be bound to (a) confidentiality obligations consistent with the terms of this Agreement, and (b) intellectual property obligations consistent with the terms of this Agreement.

9.2.2        Legal Compliance.  RCC will comply[**] with all federal, state, local and international laws, regulations and orders applicable to its operations and provision of the services under this Agreement.  Without limiting the generality of the foregoing, the services provided by RCC under this Agreement will be rendered in accordance with applicable cGMPs.

9.2.3        Conflicts with Rights of Third Parties.  RCC warrants, represents and covenants that (a) [**] its provision of services in accordance with this Agreement will not violate any patent, trade secret or other proprietary or intellectual property right of any third party, provided that RCC makes no warranty, representation or covenant with respect to processes, methodologies, data or specifications provided by Customer for RCC to use in providing the services under this Agreement, (b) [**] formulations, processes, and/or methods developed by RCC under this Agreement will not, nor will the use thereof by Customer in accordance with the terms of this Agreement, violate any patent, trade secret or other proprietary or intellectual property right of any third party,  and (c) it will not [**] disclose to Customer any third party confidential information.

9.2.4        Absence of Debarment.  Neither RCC nor any of the RCC Personnel performing services under this Agreement have been debarred, and [**] are not under consideration to be debarred, by the FDA or any other governmental authority from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.

9.2.5        Hidden Defects.  If after Customer’s acceptance of any Product Customer discovers a Hidden Defect in the Product, at any time within [**] years after RCC’s delivery of the affected Product to Customer (not to exceed retest term to be supported by stability studies yet to be performed), Customer shall notify RCC within [**] days of such discovery of the Hidden Defect and reject any such defective Product pursuant to the acceptance provisions, but not including the timelines set forth in such provisions.  Customer shall hold any Product which it determines to contain a Hidden Defect for inspection by RCC or, at [**] request and expense, shall return such shipment or part thereof to RCC.  In the event that the parties disagree over whether a shipment of Product contains a Hidden Defect, the dispute resolution provisions of the acceptance provisions of the Agreement shall apply.  If it is determined that a Hidden Defect exists, at [**] option, RCC shall provide Customer the remedy set forth in the acceptance provisions of the Agreement or refund the payment made by Customer for the defective Product.  “Hidden Defect” means any noncompliance with the Product Warranty existing at the time of delivery by RCC in any lot that could not reasonably be expected to have been found by inspection of the Product and review of the RCC batch release documents by Customer.  The foregoing shall not be deemed a limitation on RCC’s indemnification obligations under Section 14.1.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9.3          Customer Representations.  Customer warrants, represents and covenants to RCC that[**]:

9.3.1        It has the requisite intellectual property and legal rights related to the Product to authorize the performance of RCC’s obligations under this Agreement, and

9.3.2        The performance of the services under this Agreement and the production by RCC of the Product as contemplated in this Agreement (excluding the use of RCC’s intellectual property and technology to perform the services under this Agreement) will not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

Each party will promptly notify the other party of any notice it receives claiming that the Product or the process for manufacturing the Product infringes the intellectual property rights of any third party.

10.  PRODUCT WARRANTY.  Notwithstanding anything to the contrary set forth in the Agreement, RCC represents and warrants to Customer that at the time of delivery by RCC all Product shall (a) meet all Specifications, (b) be free from any Contaminants, (c) not be adulterated within the meaning of the FDCA or any Applicable Laws, (d) be manufactured in accordance with a validated process, the Filed Process Description and in compliance with applicable cGMPs, and (e) have free and clear title and not be subject to any liens, security interests or other encumbrances (collectively, “Product Warranty”).  Any warranty claims submitted by Customer for breaches of the Product Warranty pursuant to this Section 10 must be (a) in writing, and (b) received by RCC no later than [**] years from the delivery date of the Product at issue.

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUPPLY OF PRODUCT OR ITS PERFORMANCE HEREUNDER, AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT ARE HEREBY DISCLAIMED.

11.  WAIVER OF LIABILITY.  OTHER THAN AS A RESULT OF INDEMNIFICATION OBLIGATIONS THAT ONE PARTY MAY HAVE TO THE OTHER UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST REVENUES OR PROFITS OR ANY (A) SPECIAL, (B) CONSEQUENTIAL, (C) PUNITIVE OR (D) INCIDENTAL DAMAGES (INCLUDING, IN EACH CASE, LOST REVENUES OR PROFITS), WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT SUCH PARTY WAS ADVISED OF SUCH LOSSES/DAMAGES IN ADVANCE, RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND WHETHER SUCH LIABILITY IS IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR BREACH OF STATUTORY DUTY OR OTHERWISE).

12.  LIMITATION OF LIABILITY.  RCC’s maximum liability under this Agreement shall be limited to [**], provided that, prior to the end of [**] after the Initial Order Date, RCC’s maximum liability shall be limited to[**].  Notwithstanding anything in this Agreement to the contrary, the foregoing limitations shall not apply to losses arising as a result of RCC’s indemnification obligations pursuant to Section 14.1.

13.  INSURANCE.  The parties shall each obtain insurance at a level that is customary in the industry to insure the other regarding product liability claims.

14.  INDEMNIFICATION.

14.1        By RCC.  RCC agrees to defend, indemnify and hold harmless Customer and its directors, officers, employees and agents  (“Customer Indemnitees”) from and against all losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) (collectively, “Liabilities”)  arising out of or resulting from any claim, lawsuit or other action or threat by a third party to the extent that any such action or threat arises from (a) RCC’s failure to manufacture Product in accordance with the Specifications or the Product Warranty, (b) the negligence or willful misconduct of RCC or its officers, directors, employees or agents, (c) infringement of any third party intellectual property rights arising from

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

or in connection with RCC’s manufacturing processes used to supply the Product under this Agreement, excluding processes specified or supplied by Customer, (d) injuries to persons or damage to property which occurs on RCC’s premises or on the premises under the exclusive control of RCC or its subcontractors arising from the activities directly related to the manufacture of the Product, or (e) RCC’s transportation, storage, use, handling and disposal of hazardous materials related to its manufacture of the Product.  Such indemnity shall not apply to the extent that the claim arises out of or results from the negligence or willful misconduct of any Customer Indemnitee.

14.2        By Customer.  Customer shall defend, indemnify and hold harmless RCC, its employees, directors and officers, and agents (“RCC Indemnitees”) from and against all Liabilities arising out of or resulting from any claim, lawsuit or other action or threat by a third party to the extent that any such action or threat arises from (a) the use or sale of the Product or the finished formulated drug product containing the Product, (b) the negligence or willful misconduct of Customer or its officers, directors, employees or agents, (c) infringement of any third party intellectual property rights arising from or in connection with the Product or the finished formulated drug product containing the Product, (d) injuries to persons or damage to property which occurs on Customer’s premises or on the premises under the exclusive control of Customer or its subcontractors arising from activities directly related to the further manufacture of the Product, or (e) Customer’s transportation, storage use, handling and disposal of the Product after their delivery by RCC.  Such indemnity shall not apply to the extent that the claim arises out of or results from the negligence or willful misconduct of any RCC Indemnitee.

14.3        Procedure for Indemnification.  Where Liabilities are determined to have arisen from both RCC’s and Customer’s actions or failure to act, the financial liability for such Liabilities shall be allocated among the parties based on the relative fault of the parties.  A party intending to claim indemnification under this Agreement (“Indemnitee”) shall promptly notify the indemnifying party (“Indemnitor”) in writing of any claim, lawsuit or other action in respect of which the Indemnitee intends to claim such indemnification; provided, however, that the failure to provide such prompt notice shall not affect a party’s rights to indemnification if such failure to deliver notice does not materially prejudice the Indemnitor’s ability to defend the claim.  The Indemnitee shall cooperate with the Indemnitor in the defense of the claim, and the Indemnitor shall have the right to control the defense and/or settlement of the claim.  The Indemnitor will not be liable for any Liabilities associated with the settlement of any claim or action against the Indemnitee unless the Indemnitor has received prior notice of the settlement and has agreed in writing to the terms of the settlement.

The indemnification obligations set forth above state the entire liability of either party under this Agreement in respect of any third party claim for infringement of intellectual property.  Nothing contained in this Agreement is intended to require Indemnitor to pay to Indemnitee any amount other than (a) for the costs of Indemnitee’s defense, if Indemnitor fails to defend, and (b) such amount actually paid by Indemnitee to the third party claimant, if Indemnitor fails to pay the third party claimant directly, for any settlement approved by Indemnitor or any finally awarded judgment in favor of the third party claimant.

15.  CONFIDENTIALITY.

15.1        Confidential Information.  The term “Confidential Information” means (a) any business or technical nonpublic information of Customer or RCC, disclosed to the other party before or after the Effective Date, including but not limited to any information relating to either party’s products, services, prices, marketing plans, business opportunities, customers, or personnel, and (b) any other information of Customer or RCC that is specifically designated by the disclosing party as confidential or proprietary.  However, the term “Confidential Information” does not include information that (a) is publicly known at the Effective Date or later becomes publicly known under circumstances involving no breach of this Agreement,  (b) is lawfully and in good faith disclosed to the receiving party without an obligation of confidence by a third party who is not subject to a confidentiality obligation to the other party, (c) is independently developed by the receiving party as evidenced by its written records (d) was demonstrably in the possession of the receiving party prior to first receiving it from the disclosing party without restriction on disclosure, or (e) by a mutual written agreement  by the parties, is released from confidential status.

15.2        Treatment of Confidential Information.  The receiving party acknowledges that the disclosing party is and will remain the sole owner of disclosing party’s Confidential Information.  During the term of this

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Agreement and for a period of [**] years thereafter, the receiving party will take commercially reasonable precautions to protect the confidentiality of disclosing party’s Confidential Information, and will not disclose or use any disclosing party’s Confidential Information except with the receiving party’s knowledge and as necessary to perform or receive the services under this Agreement, or as otherwise authorized in this Agreement.  In particular, the receiving party may disclose Confidential Information of the disclosing party to employees and independent contractors who need to know such Confidential Information in order to provide or receive the services under this Agreement or to exercise the license rights under this Agreement, provided all recipients of Confidential Information referenced in the preceding clause of this Section 15.2 are bound to protect the confidentiality of such Confidential Information under terms no less stringent than those set forth in this section.  If required by law, the receiving party may disclose Confidential Information of the disclosing party to a governmental authority, provided that prompt notice is given to the disclosing party and provided further that the receiving party will take reasonable and lawful actions to avoid or minimize the extent of such disclosure.  In addition (and notwithstanding anything herein to the contrary), Customer may, with prior notice to RCC, disclose any RCC Confidential Information to the extent it is required to disclose such information to governmental authorities to prosecute or maintain intellectual property rights related to Product Inventions or Improvement Inventions.

16.  NON-COMPETE

RCC shall remain entitled to provide manufacturing services to third parties to the extent that it (or such third party) does not require a license under Customer’s intellectual property rights to do so, except that, during the term of this Agreement, and for a period of [**] months following expiration or termination of this Agreement, neither RCC nor any of its affiliates will provide to any third party, or perform for its own benefit, [**].  In addition, during each period that Customer [**], neither RCC nor any of its affiliates will provide to any third party, or perform for its own benefit, [**] and is being developed or commercialized for [**].  Notwithstanding anything herein to the contrary, in the event of [**] or the assignment of this Agreement (in accordance with the terms hereof) in connection with [**] or such facility (as the case may be) shall not be deemed to be in breach of the second sentence of this Section 16 with respect to any product that such acquirer is developing or commercializing as of the time of the closing or consummation of such Change of Control or sale (as the case may be).

17.  TERM; TERMINATION; EXPIRATION.

17.1        Term.  The initial term of this Agreement shall be sixty months (60) months (i.e., five (5) years) from the Initial Order Date, which term shall automatically extend for three (3) additional twelve (12) month periods unless either Party provides notice of non-renewal at least [**] months prior to the expiration of such sixty (60) month period or any such twelve (12) month period (as the case may be).  The initial term plus any extensions is referred to as the “Term.”

17.2        Termination by either Party.  Either party may terminate this Agreement for Material Breach by the other party, which termination shall be effective upon at least [**] days’ prior written notice to the other party specifying the nature of the breach unless such Material Breach is cured during the applicable notice period.  The following shall be considered a “Material Breach” by RCC under this Agreement:  (a) RCC’s failure to supply in accordance with this Agreement (provided however RCC’s failure to supply Product in accordance with a properly placed order, by an amount not exceeding [**] of the amount forecasted for the period covered by such order in the forecast delivered four quarters prior to the order date, shall not be deemed a Material Breach, provided that RCC provides for delivery of the shortfall within a commercially reasonable period); (b) breach by RCC of the confidentiality or intellectual property obligations to Customer; (c) any other material noncompliance by RCC with a provision of this Agreement, (d) interference by RCC in Customer’s responsibilities under this Agreement; or (e) [**]of the RCC facility at which the Product is manufactured,  and (i) [**] or (ii) it is otherwise [**].  The Agreement will automatically terminate in the event that Customer provides written notice of a Material Breach of RCC based on paragraph (e) above.  The following shall be considered a “Material Breach” by Customer under this Agreement:  (a) Customer’s failure to pay any undisputed invoice for more than [**] days after receipt of notice from RCC that the invoice is overdue; (b) breach by Customer of the confidentiality or intellectual property obligations to RCC; (c) any other material noncompliance by Customer with a provision of this Agreement; (d) interference by Customer in RCC’s responsibilities under this Agreement or bad faith; or (e) Customer’s failure to meet the minimum purchase requirements set forth in Section 3.1 and 3.2.  If[**], then RCC may terminate this

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Agreement without penalty and without further obligation to Customer, effective upon delivery of written notice to Customer.

17.3                        Failure to Supply.  In the event that during the term of this Agreement, RCC is in Material Breach of this Agreement, Customer may elect to terminate this Agreement and use an alternative source of Product supply.

17.4                        [Intentionally Omitted].

17.5                        [**]  In the event of a proposed [**] of the RCC facility at which the Product is manufactured, (i) RCC shall provide [**] (ii) a letter of credit in favor of Customer (with respect to RCC’s obligations under this Agreement) will be maintained by RCC for the first [**] years after the Initial Order Date for an amount equal to the value of all firm outstanding orders made by Customer for that [**] year period, and (iii) the [**] reasonably necessary to support Customer’s Regulatory Approval for the Product until the earlier of: (a) [**] months from the date of delivery of the entire Initial Commitment, and (b) the conclusion of Regulatory Approval of the Product in the U.S. For purposes of this paragraph [**] means, any of the following:  [**] of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any of such entity’s “affiliates” or “associates”, as such terms are defined in the Exchange Act, other than an employee benefit plan (or related trust) sponsored or maintained by RCC or any of its affiliates, of more than fifty percent (50%) of the outstanding shares of voting capital stock of RCC or its direct or indirect parent, or [**] other than, in the case of this clause (ii) [**] as the case may be, immediately prior to [**] as the case may be, [**]

17.6                        [**]

17.7                        Effect of Termination or Expiration.  The following actions shall be taken upon termination or expiration of this Agreement for the following reasons:

17.7.1                  Material Breach by RCC.  If Customer terminates this Agreement for Material Breach by RCC (other than pursuant to Section 17.2(e)) prior to its expiration or termination, then the following rights of Customer shall become effective on the termination date of this Agreement:  (a) RCC hereby [**] (b) RCC, on behalf of itself and its affiliates, hereby [**] or any of its licensees, contractors or customers for the [**]; and (c) RCC shall provide Customer [**] (not to exceed [**] hours) to qualify [**] provided the technical assistance occurs within [**] months of the notice of the Material Breach by RCC.

17.7.2                  Non-Renewal.  If Customer or RCC elects not to renew the Agreement at its expiration, then, at Customer’s request, RCC shall negotiate in good faith with Customer [**] on commercially reasonable terms.  For the avoidance of doubt, [**] consisting of [**] shall be owned by Customer.

17.7.3                  Material Breach by Customer.  In the event RCC terminates this Agreement due to a Material Breach by Customer, or Customer’s failure to maintain authorization to market the Product in the U.S.: (a) all licenses shall immediately terminate and RCC shall have no further supply obligation; (b) RCC’s restrictions under Section 16 shall immediately terminate; (c) all RCC invoices shall become immediately due and payable; (d) RCC shall ship to Customer all Product work in process related to firm purchase orders to the address designated by Customer in writing, or if no such address is provided, the address specified by Section 19.10; and (e) RCC may invoice Customer for all Product on such firm purchase orders.

17.7.4                  Sale of Product Enjoined.  Should the use of the Product be enjoined due to a breach of any warranty by a party, or in the event the indemnifying party desires to minimize its liabilities, in addition to its indemnification obligations set forth above, the indemnifying party’s sole responsibility is to either substitute a fully equivalent Product or process (as applicable) not subject to such injunction, modify such Product or process (as applicable) so that it no longer is subject to such injunction, or obtain the right to continue using the enjoined process or Product (as applicable), in each case as approved by the other party.

17.7.5                  [**] of RCC.  If this Agreement terminates as a result of Customer declaring a Material Breach pursuant to Section 17.2(e), then (i) RCC shall be relieved of its obligation to manufacture quantities of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Product other than the Initial Commitment, and (b) Customer’s obligations to take delivery of, and to pay for, the Initial Commitment (in accordance with the terms of this Agreement) shall survive such termination.

18.       DISPUTE RESOLUTION; WAIVER OF JURY TRIAL.  The following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve all disputes, differences, controversies and claims arising out of or relating to the Agreement or any other aspect of the relationship between RCC and Customer (“Disputes”).  Either party may, by written notice to the other party, refer any Disputes for resolution in the manner set forth below:

18.1                        Any and all Disputes shall be referred to arbitration under the rules and procedures of American Arbitration Association (“AAA”), who shall act as the arbitration administrator (the “Arbitration Administrator”).

18.2                        The parties shall each nominate one arbitrator and those two arbitrators shall nominate a third arbitrator, the three of whom shall act as an arbitrator panel (the “Arbitrator”).  If the parties cannot agree on an Arbitrator within [**] days of delivery of the demand for arbitration (“Demand”) (or such other time period as the parties may agree), the Arbitration Administrator will select an independent Arbitrator.

18.3                        Unless otherwise mutually agreed to by the parties, the place of arbitration shall be: (a) if the Demand is issued by Customer, [**] and (b) if the Demand is issued by RCC, [**], although the arbitrators may be selected from rosters outside these locations.

18.4                        The Federal Arbitration Act shall govern the arbitrability of all Disputes.  The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the “Federal Rules”), to the extent not inconsistent with this Agreement, govern the conduct of the arbitration.  To the extent that the Federal Arbitration Act and Federal Rules do not provide an applicable procedure, the laws of the [**] shall govern the procedures for arbitration and enforcement of an award, and then only to the extent not inconsistent with the terms of this section.  Disputes between the parties shall be subject to arbitration notwithstanding that a party to this Agreement is also a party to a pending court action or special proceeding with a third party, arising out of the same transaction or series of related transactions and there is a possibility of conflicting rulings on a common issue of law or fact.

18.5                        Unless otherwise mutually agreed to by the parties, each party shall allow and participate in discovery as follows:

18.5.1                  Non-Expert Discovery.  Each party may (1) conduct [**] non-expert depositions of no more than [**] hours of testimony each, with any deponents employed by any party to appear for deposition in the location where the arbitration is being held; (2) propound [**] set of requests for production of documents containing no more than [**] individual requests; (3) propound up to [**] written interrogatories; and (4) propound up to [**] requests for admission.

18.5.2                  Expert Discovery. Each party may select a witness who is retained or specially employed to provide expert testimony and an additional expert witness to testify with respect to damages issues, if any. The parties shall exchange expert reports and documents under the same requirements as Federal Rules of Civil Procedure 26(a)(2) &(4).

18.5.3                  Additional Discovery.  The Arbitrator may, on application by either party, authorize additional discovery only if deemed essential to avoid injustice.  In the event that remote witnesses might otherwise be unable to attend the arbitration, arrangements shall be made to allow their live testimony by video conference during the arbitration hearing.

18.6                        The Arbitrator shall render an award within [**] months after the date of appointment, unless the parties agree to extend such time. The award shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law.  The Arbitrator shall have authority to award compensatory damages only, and shall not award any punitive, exemplary, or multiple damages.  The award (subject to clarification or correction by the arbitrator as allowed by statute and/or the Federal Rules) shall be final and binding upon the parties, subject solely to the review procedures provided in this section.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

18.7                        Either party may seek arbitral review of the award.  Arbitral review may be had as to any element of the award.

18.8                        This Agreement’s arbitration provisions are to be performed in [**] or [**] as provided above.  Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this section, to review or confirm the award in arbitration, or for preliminary injunctive relief as set forth in subsection (18.13), shall be brought exclusively in a court of competent jurisdiction (the “Enforcing Court”).   By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.

18.9                        Each party shall pay its own expenses in connection with the resolution of Disputes pursuant to this section, including attorneys’ fees.

18.10                 Notwithstanding anything contained in this section to the contrary, in the event of any Dispute, prior to referring such Dispute to arbitration pursuant to subsection 18.2 of this section, Customer and RCC shall attempt in good faith to resolve any and all controversies or claims relating to such Disputes promptly by negotiation commencing within [**] days of the written notice of such Disputes by either party, including referring such matter to Customer’s then-current President and RCC’s then current President.  The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of [**] weeks.  In the event that the parties are unable to resolve such Dispute pursuant to subsection 18.10 of this section, the provisions of subsections 18.1 through 18.9 hereof, inclusive, as well as subsections 18.11 through 18.13 shall apply.

18.11                 The parties agree that the existence, conduct and content of any arbitration pursuant to this section shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party’s financial statements.

18.12                 IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

18.13                 In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

Notwithstanding the provision above, either party may apply to any court with jurisdiction for an injunction to compel or prevent an action by the other party that it claims will cause irreparable harm, including without limitation any alleged breach of confidentiality or intellectual property rights of the other party.

19.       MISCELLANEOUS.

19.1                        Use of Names Prohibited.  The existence and terms of this Agreement are Confidential Information and protected pursuant to Section 15.1 above.  Accordingly, neither party may, except as required by law, use the other party’s name or identity or any other Confidential Information in any advertising, promotion or other public announcement without the prior express written consent of such party, which such consent shall not be unreasonably withheld.  Notwithstanding the above, the parties acknowledge that one or both parties may, at some time, be required to file this Agreement with the Securities and Exchange Commission, and such required filing shall not be prohibited.  The party required to make such filing shall secure confidential treatment in redacted format for portions of this Agreement when making such filings (i.e., CT Order for 10-Q).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

19.2                        Nonsolicitation.  During the Term and for a period of [**] thereafter, a party shall not (a) solicit any person who is employed by the other party, to terminate such person’s employment by the other party or (b) hire such employee, provided that the foregoing shall not prevent a party from interviewing or hiring a person who responds to a general solicitation for employment not targeted specifically at the other party’s employees.  As used herein, the term “solicit” shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person’s employment by the other party.

19.3                        Entire Agreement; Severability.  Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable as a result of any other provision(s) being held to be invalid or unenforceable in whole or in part.  If any provision of this Agreement is invalid, unenforceable or too broad, that provision will be appropriately limited and reformed to the maximum extent permitted by applicable law.

19.4                        Survival.  The following provisions of the Agreement shall survive any termination or expiration of the Agreement:  Articles 1, 6, 7, 8, 10-16 and 18-19, and Sections 3.6, 3.7, 3.8, 9.2.5, 17.5(ii) and (iii), 17.6 and 17.7.

19.5                        Amendment; Waiver.  The provisions of this Agreement may be changed only by a writing signed by authorized representatives of both parties.

19.6                        Independent Contractor.  All services provided pursuant to this Agreement will be rendered by RCC as an independent contractor and this Agreement does not create an employer-employee relationship between Customer and RCC, or any RCC Personnel. RCC will have no rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation which are accorded to regular Customer employees. RCC will not in any way represent itself to be an employee, partner, joint venturer, agent or officer with or of Customer.

19.7                        Governing Law.  The Agreement shall be governed by the laws of the [**].

19.8                        Force Majeure.  If the performance of any obligation under the Agreement, except the making of payments, is prevented or interfered with by any act or condition whatsoever beyond the reasonable control of and not occasioned by the fault or negligence of the affected party, including, without limitation, acts of God, acts or omissions of government or government agency, acts of terrorism, acts of nature, unavailability of raw materials, fires, floods, explosions, wars, pandemics, or other catastrophes; labor disturbances; freight embargos; or delays of a supplier or subcontractor due to such causes (collectively “Force Majeure”), the party so affected shall be excused from such performance to the extent of such Force Majeure.  Notwithstanding the foregoing, in such event, the non-performing party (i.e., the party subject to the Force Majeure) shall continue to take diligent and reasonable actions within its power to comply as fully as possible herewith and provided that such non-performing party shall have promptly notified the other party of the existence and nature of the Force Majeure and the expected duration and other significant details of such event.  Such non-performing party will advise the other from time to time as to its progress in remedying the situation. Notwithstanding the foregoing, if such Force Majeure continues to affect the non-performing party for more than [**] days, the other party may terminate this Agreement with written notice.

19.9                        Assignment. This Agreement may not be assigned or otherwise transferred without the written consent of the other party.  Notwithstanding the foregoing, either party may assign this Agreement with prior written notice to the other party upon any Change in Control, or a sale or transfer of all or substantially all of the assets or business of the assigning party related to this Agreement, subject, however, in the case of an assignment by RCC to a successor entity, to compliance with Section [17.5].  Subject to Section [17.5], the rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of such party’s successors and permitted assigns.  Any successor to the parties must have the abilities to perform and meet the obligations under this Agreement and will be bound by the terms of this Agreement.  Any assignment in contravention of this section is void.  RCC may subcontract its obligations under this Agreement with Customer’s prior written consent, which shall not be unreasonably withheld or delayed, provided that RCC shall remain primarily liable hereunder with respect to such obligations.

19.10                 Notices.  All notices must be written and sent to the address as set forth on page one of this Agreement and in accordance of this Section 19.10.  All notices must be given: (a) by personal delivery, with receipt

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

acknowledged; (b) by facsimile (Customer: [**]; RCC: [**]) followed by hard copy delivered by the methods under (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid recognized next business day delivery service.  Notices will be effective upon receipt or as stated in the notice.  Notices for the parties to be sent to the addresses set forth on page one of this Agreement, and if to Customer, to the attention of “General Counsel”.  If to RCC, to the attention of the “Chief Legal Counsel” with copy to the designated Project Liaison.

19.11                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

19.12                 [**] Liability.  [Ironwood Pharmaceuticals, Inc. and Forest Laboratories, Inc]. shall be [**] liable for all obligations of Customer under this Agreement.

[SIGNATURES ON NEXT PAGE]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Signature Page — Commercial Supply Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Commercial Supply Agreement as of the Effective Date above.

Roche Colorado Corporation:

By:	/s/ Donald R. Fitzgerald
(Authorized Signature)

Donald R. Fitzgerald
Printed Name

President and Site Manager
Title

Ironwood Pharmaceuticals, Inc.:

By:	/s/ Michael J. Higgins
(Authorized Signature)

Michael J. Higgins
Printed Name

COO
Title

Forest Laboratories, Inc.:

By:	/s/ David Solomon
(Authorized Signature)

David Solomon
Printed Name

Senior Vice President — Corporate
Development and Strategic Planning
Title

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A

Linaclotide Specifications

Analytical Procedure
Attributes	(Test ID)	Specifications
[**]	[**]	[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]
[**]
[**]
[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]

[**]

[**]	[**]	[**]
[**]

[**]

[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

A-1

[**]
[**]	[**]
[**]	[**]

[**]
[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

A-2

Exhibit B

Linaclotide Packaging

Primary Packaging:  [**]

Secondary Packaging: [**]

[**]

Product Identification: [**]

Unique Product Identification (RCC product code)

Lot #:

Manufacturer Name and Address:

Manufacturing Date

Retest Date

Storage Condition: [**]

Gross Weight

Tare Weight

Net Weight

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

B-1